Exhibit 99.1

Banc of California Reports First Quarter Results

IRVINE, Calif., (April 29, 2015) – Banc of California, Inc. (NYSE: BANC) today reported net income of $12.6 million and net income available to common shareholders of $11.7 million, or $0.29 per diluted common share for the quarter ended March 31, 2015. This compares to net income available to common shareholders of $9.2 million, or $0.25 per diluted common share, for the quarter ended December 31, 2014, and a net loss to common shareholders of $0.2 million, or $(0.01) per diluted common shares, for the year ago quarter ended March 31, 2014.

“We are proud of our strong first quarter results which were marked by record net income for the Company,” said Steven Sugarman, President and Chief Executive Officer. “This quarter’s strength was supported by a full quarter of benefit from the Popular transaction. We are also particularly proud of obtaining an investment grade credit rating for the Company and the Bank subsidiary, which highlights the strength of the Company’s balance sheet and validates our ability to serve the diverse needs of clients across the state as California’s Bank.”

The Company’s consolidated assets totaled $6.1 billion at March 31, 2015, an increase of $0.1 billion compared to the prior quarter, and an increase of $2.1 billion compared to a year ago.

Return on average assets for the first quarter was 0.9%, and return on average tangible common equity was 13.5% for the first quarter.

Total loans and leases, representing both loans held for investment and held for sale, of $5.2 billion at March 31, 2015 increased by $38 million compared to the prior quarter, and have increased by $1.8 billion compared to the year ago quarter. First quarter origination volumes remained strong and totaled $1.5 billion. Held for investment loan balances declined slightly from the prior quarter, as net loan growth was muted by pay downs and payoffs as well as the sale of $29 million of multifamily loans during the quarter.

Total deposits of $4.9 billion at March 31, 2015 increased by $190 million, or 4%, compared to the prior quarter, and have increased by $1.8 billion, or 56%, compared to the year ago quarter. Noninterest-bearing deposits increased by $87 million, or 13%, compared to the prior quarter.

Total revenue of $98.0 million for the first quarter increased by $10.8 million, or 12%, compared with the prior quarter, and increased by $37.5 million, or 62%, compared to the year ago quarter.

First quarter net interest income of $52.0 million increased by $5.7 million, or 12%, from the prior quarter, and increased by $16.8 million, or 48%, compared to the year ago quarter.

The consolidated net interest margin for the first quarter was 3.69%, an increase of 4 basis points from 3.65% reported in the prior quarter. The net interest margin for Banc of California, N.A. was 3.84% for the first quarter, an increase of 2 basis points from prior quarter. Cost of total deposits for the first quarter was 0.54%, down 6 basis points, or 10%, from the prior quarter, and was the primary driver of margin expansion during the quarter as overall loan yields remained relatively stable at 4.59%.

Noninterest income for the first quarter totaled $46.0 million, compared to $40.9 million for the prior quarter and $25.3 million for the year ago quarter. Mortgage banking income totaled $37.9 million for the first quarter, compared to $25.0 million for the prior quarter and $17.3 million for the year ago quarter. Both origination volumes and gain on sale margins increased in the first quarter, contributing to higher mortgage banking income.

18500 Von Karman Ave. ● Suite 1100 ● Irvine, CA 92612 ● (949) 236-5250 ● www.bancofcal.com

Total noninterest expense for the first quarter totaled $75.9 million, a decrease of $2.3 million compared to the prior quarter. The prior quarter included approximately $5.9 million of non-recurring costs, primarily related to the Popular acquisition. Noninterest expense for the first quarter includes a full quarter of ongoing expenses related to operation of the acquired Popular branch locations. Higher mortgage banking origination volumes during the first quarter contributed to the sequential quarter increase in expenses excluding the $5.9 million of one-time costs in the prior quarter.

The Company’s allowance for loan and lease losses (ALLL) ended the quarter at $29.3 million, and equaled 1.35% of originated loans, and represented a coverage ratio of 69% of nonperforming loans at March 31, 2015. There was no provision for loan losses for the first quarter, compared to $4.2 million in the prior quarter. The ratio of delinquent non-PCI loans to total non-PCI loans equaled 1.66% for the first quarter, up from 1.55% at the prior quarter, and down from 2.21% a year ago. The ratio of nonperforming assets to total assets stood at 0.71% for the first quarter. Net charge offs for the first quarter were $0.1 million, compared to a net recovery of less than $0.1 million during the prior quarter.

The Company remains well-capitalized with a Tier 1 Risk-Based Capital Ratio of 10.9%, a Tier 1 Leverage Ratio of 8.0%, and a Tangible Equity to Tangible Assets Ratio (TE/TA) of 7.6%, as of March 31, 2015. On a pro-forma basis, as a result of the debt and preferred offerings in early April, the Company had a Tier 1 Risk-Based Capital Ratio of 13.2%, a Tier 1 Leverage Ratio of 9.9%, and a Tangible Equity to Tangible Assets Ratio (TE/TA) of 9.0% based on applying the net proceeds raised to the March 31, 2015 consolidated balance sheet.

The Company will host a conference call to discuss its first quarter financial results at 8:00 a.m. Pacific Time (PT) on Thursday, April 30, 2015. Interested parties are welcome to attend the conference call by dialing 888-317-6003, and referencing event code 5076389. A live audio webcast will also be available and the webcast link will be posted on the Company’s website under the Investors section. The slide presentation for the call will also be available on the Company’s website prior to the call.

About Banc of California, Inc.

Banc of California, Inc. (NYSE: BANC) has total assets over $6 billion and is the largest bank holding company headquartered in Orange County, CA. The Company’s principal subsidiary, Banc of California, N.A., provides banking services to California’s diverse private businesses, entrepreneurs and homeowners. Banc of California operates over 100 offices, including 38 full-service branch locations in California.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.

INVESTOR RELATIONS INQUIRIES:	MEDIA INQUIRIES:

Banc of California, Inc.	Vectis Strategies
Timothy Sedabres, (855) 361-2262	David Herbst, (213) 973-4113 x101

Banc of California, Inc

Consolidated Statements of Financial Condition

(Dollars in thousands)

(Unaudited)

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
ASSETS
Cash and cash equivalents	$265,402	$231,199	$184,985	$258,051	$333,639
Time deposits in financial institutions	1,900	1,900	1,900	2,145	1,745
Securities available for sale	393,586	345,695	310,385	233,013	107,525
Loans held for sale	1,240,942	1,187,090	1,127,339	1,095,741	1,000,394
Loans and leases receivable	3,933,715	3,949,122	2,712,068	2,602,213	2,396,995
Allowance for loan and lease losses	(29,345)	(29,480)	(25,283)	(22,627)	(20,003)
Federal Home Loan Bank and other bank stock	39,844	42,241	35,432	34,392	26,801
Servicing rights, net	21,829	19,566	11,745	10,191	18,880
Other real estate owned, net	498	423	605	605	150
Premises and equipment, net	78,285	78,685	67,323	67,457	67,278
Goodwill	31,591	31,591	31,591	32,150	32,868
Other intangible assets, net	23,708	25,252	10,829	10,959	11,213
Deferred income tax (1)	14,157	16,373	8,663	2,546	—
Income tax receivable	—	—	—	—	2,769
Bank-owned life insurance investment	19,154	19,095	19,038	18,984	18,928
Other assets (1)	62,089	52,545	41,206	40,511	31,283

Total assets	$6,097,355	$5,971,297	$4,537,826	$4,386,331	$4,030,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	$749,129	$662,295	$457,743	$408,404	$430,925
Interest-bearing deposits	4,112,863	4,009,536	3,173,967	2,938,951	2,678,221

Total deposits	4,861,992	4,671,831	3,631,710	3,347,355	3,109,146
Advances from Federal Home Loan Bank	545,000	633,000	305,000	450,000	395,000
Other borrowings	15,000	—	—	—	70,000
Notes payable, net	92,668	93,569	95,549	96,481	82,416
Reserve for loss reimbursements on sold loans	8,432	8,303	7,045	6,174	5,866
Income taxes payable	4,488	56	2,158	31	—
Accrued expenses and other liabilities	55,615	61,223	49,653	47,163	42,880

Total liabilities	5,583,195	5,467,982	4,091,115	3,947,204	3,705,308
Commitments and contingent liabilities

Preferred stock, Series A, non-cumulative perpetual preferred stock	31,934	31,934	31,934	31,934	31,934
Preferred stock, Series B, non-cumulative perpetual preferred stock	10,000	10,000	10,000	10,000	10,000
Preferred stock, Series C, 8.00% non-cumulative perpetual preferred stock	37,943	37,943	37,943	37,943	37,943
Common stock	367	358	297	287	211
Common stock, class B non-voting non-convertible	—	6	6	6	6
Additional paid-in capital	424,636	422,910	371,738	369,530	258,861
Retained earnings (1)	36,880	29,589	24,692	18,588	14,229
Treasury stock	(29,798)	(29,798)	(29,798)	(29,652)	(27,726)
Accumulated other comprehensive (loss)/income, net	2,198	373	(101)	491	(301)

Total stockholders’ equity	514,160	503,315	446,711	439,127	325,157

Total liabilities and stockholders’ equity	$6,097,355	$5,971,297	$4,537,826	$4,386,331	$4,030,465

(1)	Amounts for 2014 periods have been updated to reflect the first quarter 2015 adoption of ASU 2014-1 related to investment in low income housing tax credit.

Banc of California, Inc

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Interest and dividend income
Loans, including fees	$58,155	$52,599	$44,555	$42,077	$41,530
Securities	1,927	1,781	1,460	993	924
Dividends and other interest-earning assets	698	700	634	564	322

Total interest and dividend income	60,780	55,080	46,649	43,634	42,776
Interest expense
Deposits	6,361	6,440	6,165	6,071	5,735
Federal Home Loan Bank advances	353	210	118	99	100
Notes payable and other interest-bearing liabilities	2,069	2,099	2,180	1,889	1,756

Total interest expense	8,783	8,749	8,463	8,059	7,591

Net interest income	51,997	46,331	38,186	35,575	35,185
Provision for loan and lease losses	—	4,159	2,780	2,108	1,929

Net interest income after provision for loan and lease losses	51,997	42,172	35,406	33,467	33,256
Noninterest income
Customer service fees	910	651	230	356	253
Net gain on sale of loans	4,472	3,927	10,260	3,038	2,603
Mortgage banking income	37,933	25,030	26,943	26,133	17,324
Advisory service fees	1,197	6,722	3,264	1,808	1,110
Loan brokerage income	1,141	2,314	2,033	2,416	1,911
All other income	327	2,245	1,368	1,621	2,077

Total noninterest income	45,980	40,889	44,098	35,372	25,278
Noninterest expense
Salaries and employee benefits	49,771	47,974	41,094	39,130	34,681
Occupancy and equipment	9,771	9,512	7,969	7,425	8,537
Professional fees	3,435	7,096	4,758	3,528	3,865
Data processing	1,835	1,884	1,286	1,270	791
Amortization of intangible assets	1,544	1,306	890	944	939
All other expenses (1)	9,523	10,448	11,357	8,007	8,781

Total noninterest expense	75,879	78,220	67,354	60,304	57,594

Income before income taxes	22,098	4,841	12,150	8,535	940
Income tax (benefit) expense (1)	9,524	(5,269)	903	436	191

Net income	12,574	10,110	11,247	8,099	749
Preferred stock dividends	910	910	910	910	910

Net income (loss) available to common stockholders	$11,664	$9,200	$10,337	$7,189	$(161)

Basic earnings (loss) per total common share	$0.30	$0.25	$0.31	$0.27	$(0.01)
Diluted earnings (loss) per total common share	$0.29	$0.25	$0.31	$0.27	$(0.01)

(1)	Amounts for 2014 periods have been updated to reflect the first quarter 2015 adoption of ASU 2014-1 related to investment in low income housing tax credit.

Banc of California, Inc

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Average balances:
Total assets	$5,931,426	$5,223,463	$4,391,523	$4,034,447	$3,728,170
Total gross loans and leases	5,139,399	4,534,428	3,829,204	3,553,693	3,289,689
Securities available for sale	354,475	310,454	257,067	168,230	163,007
Total interest earning assets	5,713,766	5,033,973	4,228,555	3,858,772	3,568,092
Total interest-bearing deposits	4,085,673	3,699,464	3,070,130	2,855,650	2,592,884
Total borrowings	583,979	406,531	378,671	319,774	350,631
Interest bearing liabilities	4,669,652	4,105,995	3,448,801	3,175,424	2,943,515
Total stockholders’ equity	517,335	487,578	449,392	385,098	329,617
Profitability and other ratios:
Return on average assets (1)	0.86%	0.77%	1.02%	0.81%	0.08%
Return on average equity (1)	9.86%	8.23%	9.93%	8.44%	0.92%
Dividend payout ratio (2)	40.00%	48.00%	38.71%	44.44%	—
Net interest spread	3.55%	3.49%	3.41%	3.52%	3.81%
Net interest margin (1)	3.69%	3.65%	3.58%	3.70%	4.00%
Noninterest income to total revenue (3)	46.93%	46.88%	53.59%	49.86%	41.81%
Noninterest income to average total assets (1)	3.14%	3.11%	3.98%	3.52%	2.75%
Noninterest expense to average total assets (1)	5.19%	5.94%	6.08%	6.00%	6.27%
Efficiency ratio (4)	77.45%	89.68%	81.86%	85.00%	95.25%
Average held for investment loans and leases to average deposits	81.72%	79.08%	75.39%	74.60%	80.27%
Average securities available for sale to average total assets	5.98%	5.94%	5.85%	4.17%	4.37%
Average stockholders’ equity to average total assets	8.72%	9.33%	10.23%	9.55%	8.84%
Allowance for loan and lease losses (ALLL):
Balance at beginning of period	$29,480	$25,283	$22,627	$20,003	$18,805
Loans and leases charged off	(357)	(25)	(312)	(383)	(203)
Recoveries of loans and leases previously charged off	222	63	96	641	435
Transfer of loans from (to) held-for-sale	—	—	92	258	(963)
Provision for loan and lease losses	—	4,159	2,780	2,108	1,929

Balance at end of period	$29,345	$29,480	$25,283	$22,627	$20,003

Reserve for loss on repurchased loans
Balance at beginning of period	$8,303	$7,045	$6,174	$5,866	$5,427
Provision for loan repurchases	1,328	1,149	1,556	968	571
Payment made for loss reimbursement on sold loans	(1,199)	109	(685)	(660)	(132)

Balance at end of period	$8,432	$8,303	$7,045	$6,174	$5,866

(1)	Ratios are presented on an annualized basis
(2)	Dividends declared per common share divided by basic earnings per share. Not applicable for the three months ended March 31, 2014, due to the net loss attributable to stockholders.
(3)	Total revenue is equal to the sum of net interest income before provision and noninterest income.
(4)	The ratios were calculated by dividing noninterest expense by the sum of net interest income before provision for loan and lease losses and noninterest income.

Banc of California, Inc

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Asset quality information and ratios:
30 to 89 days delinquent, excluding PCI loans	$40,641	$40,694	$35,531	$44,894	$29,726
90+ days delinquent, excluding PCI loans	20,538	16,835	15,672	16,925	16,419

Total delinquent loans, excluding PCI loans	61,179	57,529	51,203	61,819	46,145

PCI loans, 30 to 89 days delinquent	16,375	17,641	18,743	25,109	19,898
PCI loans, 90+ days delinquent	6,986	5,761	4,017	12,398	12,110

Total delinquent PCI loans	23,361	23,402	22,760	37,507	32,008

Total delinquent loans	$84,540	$80,931	$73,963	$99,326	$78,153

Total delinquent non-PCI loans to total non-PCI loans	1.66%	1.55%	2.08%	2.69%	2.21%
Total delinquent loans to gross loans	2.15%	2.05%	2.73%	3.82%	3.26%

Non-performing loans, excluding PCI loans	$42,754	$38,381	$38,333	$41,611	$32,440
90+ days delinquent and still accruing loans, excluding PCI loans	—	—	—	—	—
Other real estate owned	498	423	605	605	150

Non-performing assets	$43,252	$38,804	$38,938	$42,216	$32,590

ALLL to non-performing loans	68.64%	76.81%	65.96%	54.38%	61.66%
Non-performing loans to gross loans	1.09%	0.97%	1.41%	1.60%	1.35%
Non-performing assets to total assets	0.71%	0.65%	0.86%	0.96%	0.81%

Banc of California, Inc

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Loan and lease breakdown by ALLL evaluation type:
Originated loans and leases
Individually evaluated for impairment	$29,301	$29,287	$29,030	$29,763	$13,504
Collectively evaluated for impairment	1,947,211	1,892,240	1,668,004	1,447,077	1,210,993
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	2,818	4,191	8,004	6,173	1,759
Collectively evaluated for impairment	1,358,184	1,411,927	377,554	409,745	438,816
Seasoned SFR mortgage loan pools - non-impaired	354,402	364,580	376,575	404,398	418,501
Acquired with deteriorated credit quality	241,799	246,897	252,901	305,057	313,422

Total loans	$3,933,715	$3,949,122	$2,712,068	$2,602,213	$2,396,995

ALLL breakdown:
Originated loans and leases
Individually evaluated for impairment	$1,199	$1,288	$517	$309	$62
Collectively evaluated for impairment	25,474	25,263	22,011	19,427	17,398
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	—	—	7	—	—
Collectively evaluated for impairment	2,466	2,906	2,748	2,570	2,347
Seasoned SFR mortgage loan pools - non-impaired	—	—	—	—	—
Acquired with deteriorated credit quality	206	23	—	321	196

Total ALLL	$29,345	$29,480	$25,283	$22,627	$20,003

Discount on Purchased/Acquired Loans:
Acquired loans through business acquisitions - non-impaired	$16,877	$16,441	$6,512	$6,536	$7,479
Seasoned SFR mortgage loan pools - non-impaired	28,967	29,955	30,811	33,044	34,619
Acquired with deteriorated credit quality	53,381	55,865	57,961	84,876	89,302

Total Discount	$99,225	$102,261	$95,284	$124,456	$131,400

Ratios:
To originated loans:
Individually evaluated for impairment	4.09%	4.40%	1.78%	1.04%	0.46%
Collectively evaluated for impairment	1.31%	1.34%	1.32%	1.34%	1.44%
Total ALLL	1.35%	1.38%	1.33%	1.34%	1.43%
To originated and acquired non-impaired loans:
Individually evaluated for impairment	3.73%	3.85%	1.41%	0.86%	0.41%
Collectively evaluated for impairment	0.85%	0.85%	1.21%	1.18%	1.20%
Total ALLL	0.87%	0.88%	1.21%	1.18%	1.19%
Total ALLL and discount (1)	1.38%	1.38%	1.53%	1.52%	1.64%
To total loans:
Individually evaluated for impairment	3.73%	3.85%	1.41%	0.86%	0.41%
Collectively evaluated for impairment	0.76%	0.77%	1.02%	0.97%	0.95%
Total ALLL	0.75%	0.75%	0.93%	0.87%	0.83%
Total ALLL and discount (1)	3.27%	3.34%	4.45%	5.65%	6.32%

(1)	The ratios were calculated by dividing a sum of ALLL and discounts by carrying value of loans.

Banc of California, Inc

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Composition of held for investment loans and leases
Commercial real estate	$975,734	$999,857	$521,867	$535,744	$560,581
Multi-family	940,053	955,683	367,364	234,179	155,382
Construction	38,081	42,198	25,997	30,761	25,144
Commercial and industrial	489,229	490,900	366,416	368,540	299,184
SBA	48,254	36,155	25,729	28,684	26,541
Lease financing	102,012	85,749	72,027	57,754	48,537

Total commercial loans	2,593,363	2,610,542	1,379,400	1,255,662	1,115,369

Single family residential mortgage	1,169,134	1,171,662	1,191,021	1,212,813	1,158,863
Other consumer	171,218	166,918	141,647	133,738	122,763

Total consumer loans	1,340,352	1,338,580	1,332,668	1,346,551	1,281,626

Total gross loans and leases	$3,933,715	$3,949,122	$2,712,068	$2,602,213	$2,396,995

Composition percentage of held for investment loans and leases
Commercial real estate	24.8%	25.3%	19.2%	20.6%	23.4%
Multi-family	23.9%	24.2%	13.5%	9.0%	6.5%
Construction	1.0%	1.1%	1.0%	1.2%	1.0%
Commercial and industrial	12.4%	12.4%	13.5%	14.2%	12.5%
SBA	1.2%	0.9%	0.9%	1.1%	1.1%
Lease financing	2.6%	2.2%	2.7%	2.2%	2.0%

Total commercial loans	65.9%	66.1%	50.8%	48.3%	46.5%

Single family residential mortgage	29.7%	29.7%	44.0%	46.6%	48.4%
Other consumer	4.4%	4.2%	5.2%	5.1%	5.1%

Total consumer loans	34.1%	33.9%	49.2%	51.7%	53.5%

Total gross loans and leases	100.0%	100.0%	100.0%	100.0%	100.0%

Composition of deposits
Noninterest-bearing checking	$749,129	$662,295	$457,743	$408,404	$430,925
Interest-bearing checking	1,032,482	1,054,828	779,704	688,699	644,649
Money market	1,136,562	1,074,432	769,291	618,231	502,368
Savings	898,483	985,646	932,133	985,028	986,201
Certificates of deposit	1,045,336	894,630	692,839	646,993	545,003

Total deposits	$4,861,992	$4,671,831	$3,631,710	$3,347,355	$3,109,146

Composition percentage of deposits
Noninterest-bearing checking	15.4%	14.2%	12.6%	12.2%	13.9%
Interest-bearing checking	21.2%	22.6%	21.5%	20.6%	20.7%
Money market	23.4%	23.0%	21.2%	18.5%	16.2%
Savings	18.5%	21.1%	25.6%	29.4%	31.7%
Certificates of deposit	21.5%	19.1%	19.1%	19.3%	17.5%

Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Banc of California, Inc

Average Balance, Average Yield Earned, and Average Cost Paid

(Dollars in thousands)

(Unaudited)

	Three months ended
	March 31, 2015			December 31, 2014			September 30, 2014
	Average Balance	Interest	Yield / Cost	Average Balance	Interest	Yield / Cost	Average Balance	Interest	Yield / Cost

Interest earning assets:
Loans held for sale and SFR mortgage	$1,868,085	$17,477	3.79%	$1,778,112	$16,741	3.74%	$1,757,890	$16,979	3.83%
Seasoned SFR mortgage loan pools	591,724	9,413	6.45%	606,879	9,605	6.28%	675,083	11,753	6.91%
Commercial real estate, multi-family, and construction	1,956,830	22,508	4.66%	1,486,406	17,993	4.80%	827,934	9,592	4.60%
Commercial and industrial, SBA, and lease financing	572,726	7,239	5.13%	523,194	6,192	4.70%	451,992	5,060	4.44%
Other consumer	150,034	1,518	4.10%	139,837	2,068	5.87%	116,305	1,171	3.99%

Gross loans and leases	5,139,399	58,155	4.59%	4,534,428	52,599	4.60%	3,829,204	44,555	4.62%
Securities	354,475	1,927	2.20%	310,454	1,781	2.28%	257,067	1,460	2.25%
Other interest-earning assets	219,892	698	1.29%	189,091	700	1.47%	142,284	634	1.77%

Total interest-earning assets	5,713,766	60,780	4.31%	5,033,973	55,080	4.34%	4,228,555	46,649	4.38%
Allowance for loan and lease losses	(29,623)			(26,105)			(23,266)
BOLI and non-interest earning assets	247,283			215,595			186,234

Total assets	$5,931,426			$5,223,463			$4,391,523

Interest-bearing liabilities:
Savings	$945,530	$1,748	0.75%	$960,253	$1,963	0.81%	$953,925	$2,215	0.92%
Interest-bearing checking	1,042,895	2,041	0.79%	937,623	2,078	0.88%	745,635	2,037	1.08%
Money market	1,092,987	958	0.36%	964,414	841	0.35%	681,576	673	0.39%
Certificates of deposit	1,004,261	1,614	0.65%	837,174	1,558	0.74%	688,994	1,240	0.71%

Total interest-bearing deposits	4,085,673	6,361	0.63%	3,699,464	6,440	0.69%	3,070,130	6,165	0.80%
FHLB advances	487,600	353	0.29%	307,859	210	0.27%	276,739	118	0.17%
Long-term debt and other interest-bearing liabilities	96,379	2,069	8.71%	98,672	2,099	8.44%	101,932	2,180	8.48%

Total interest-bearing liabilities	4,669,652	8,783	0.76%	4,105,995	8,749	0.85%	3,448,801	8,463	0.97%
Noninterest-bearing deposits	682,492			577,623			448,825
Non-interest-bearing liabilities	61,947			52,267			44,505

Total liabilities	5,414,091			4,735,885			3,942,131
Total stockholders’ equity	517,335			487,578			449,392

Total liabilities and stockholders’ equity	$5,931,426			$5,223,463			$4,391,523

Net interest income/spread		$51,997	3.55%		$46,331	3.49%		$38,186	3.41%

Net interest margin			3.69%			3.65%			3.58%

Ratio of interest-earning assets to interest-bearing liabilities	122.36%			122.60%			122.61%

Total deposits	$4,768,165	$6,361	0.54%	$4,277,087	$6,440	0.60%	$3,518,955	$6,165	0.70%
Total funding (1)	$5,352,144	$8,783	0.67%	$4,683,618	$8,749	0.76%	$3,897,626	$8,463	0.88%

(1)	Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total fundings.

Banc of California, Inc

Average Balance, Average Yield Earned, and Average Cost Paid, Continued

(Dollars in thousands)

(Unaudited)

	Three months ended
	June 30, 2014			March 31, 2014
	Average Balance	Interest	Yield / Cost	Average Balance	Interest	Yield / Cost

Interest earning assets:
Loans held for sale and SFR mortgage	$1,590,982	$15,158	3.82%	$1,397,650	$13,391	3.89%
Seasoned SFR mortgage loan pools	701,006	11,723	6.71%	751,191	13,072	7.06%
Commercial real estate, multi-family, and construction	734,472	8,689	4.75%	684,063	8,220	4.87%
Commercial and industrial, SBA, and lease financing	418,170	5,413	5.19%	357,673	5,893	6.68%
Other consumer	109,063	1,094	4.02%	99,112	954	3.90%

Gross loans and leases	3,553,693	42,077	4.75%	3,289,689	41,530	5.12%
Securities	168,230	993	2.37%	163,007	924	2.30%
Other interest-earning assets	136,849	564	1.65%	115,396	322	1.13%

Total interest-earning assets	3,858,772	43,634	4.54%	3,568,092	42,776	4.86%
Allowance for loan and lease losses	(20,567)			(19,392)
BOLI and non-interest earning assets	196,242			179,470

Total assets	$4,034,447			$3,728,170

Interest-bearing liabilities:
Savings	$990,894	$2,425	0.98%	$966,361	$2,516	1.06%
Interest-bearing checking	660,341	1,864	1.13%	593,126	1,715	1.17%
Money market	603,917	639	0.42%	515,131	572	0.45%
Certificates of deposit	600,498	1,143	0.76%	518,266	932	0.73%

Total interest-bearing deposits	2,855,650	6,071	0.85%	2,592,884	5,735	0.90%
FHLB advances	226,429	99	0.18%	259,611	100	0.16%
Long-term debt and other interest-bearing liabilities	93,345	1,889	8.12%	91,020	1,756	7.82%

Total interest-bearing liabilities	3,175,424	8,059	1.02%	2,943,515	7,591	1.05%
Noninterest-bearing deposits	428,221			416,074
Non-interest-bearing liabilities	45,704			38,964

Total liabilities	3,649,349			3,398,553
Total stockholders’ equity	385,098			329,617

Total liabilities and stockholders’ equity	$4,034,447			$3,728,170

Net interest income/spread		$35,575	3.52%		$35,185	3.81%

Net interest margin			3.70%			4.00%

Ratio of interest-earning assets to interest-bearing liabilities	121.52%			121.22%

Total deposits	$3,283,871	$6,071	0.74%	$3,008,958	$5,735	0.77%
Total funding (1)	$3,603,645	$8,059	0.90%	$3,359,589	$7,591	0.92%

(1)	Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total fundings.

Banc of California, Inc

Capital Ratios

(Unaudited)

	March 31, 2015 (1)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Capital Ratios:
Banc of California, Inc.
Total risk-based capital ratio:	11.58%	11.28%	14.97%	15.19%	11.93%
Tier 1 risk-based capital ratio:	10.86%	10.54%	14.03%	14.10%	10.86%
Common equity tier 1 capital ratio (1)	9.04%	N/A	N/A	N/A	N/A
Tier 1 leverage ratio:	8.02%	8.57%	9.28%	9.89%	7.59%
Banc of California, NA
Total risk-based capital ratio:	13.61%	12.04%	15.75%	14.88%	14.52%
Tier 1 risk-based capital ratio:	12.89%	11.29%	14.80%	13.79%	13.45%
Common equity tier 1 capital ratio (1)	12.89%	N/A	N/A	N/A	N/A
Tier 1 leverage ratio:	9.51%	9.17%	9.80%	9.72%	9.41%

(1)	From the first quarter of 2015, BASEL III common equity tier 1 capital ratio is required.

Banc of California, Inc

Non-GAAP Measures

(Dollars in thousands, except per share data)

(Unaudited)

Non-GAAP performance measure:

Tangible common equity to tangible assets ratio and return on average tangible common equity are supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are used by management in the analysis of Banc of California, Inc.’s capital strength and performance of businesses. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Banc of California, Inc. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following tables reconcile this non-GAAP performance measures to the GAAP performance measures for the periods indicated:

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Tangible common equity to tangible assets ratio
Total assets	$6,097,355	$5,971,297	$4,537,826	$4,386,331	$4,030,465
Less goodwill	(31,591)	(31,591)	(31,591)	(32,150)	(32,868)
Less other intangible assets	(23,708)	(25,252)	(10,829)	(10,959)	(11,213)

Tangible assets	$6,042,056	$5,914,454	$4,495,406	$4,343,222	$3,986,384

Total stockholders’ equity	$514,160	$503,315	$446,711	$439,127	$325,157
Less preferred stock	(79,877)	(79,877)	(79,877)	(79,877)	(79,877)
Less goodwill	(31,591)	(31,591)	(31,591)	(32,150)	(32,868)
Less other intangible assets	(23,708)	(25,252)	(10,829)	(10,959)	(11,213)

Tangible common equity	$378,984	$366,595	$324,414	$316,141	$201,199

Total stockholders’ equity to total assets	8.43%	8.43%	9.84%	10.01%	8.07%
Tangible common equity to tangible assets	6.27%	6.20%	7.22%	7.28%	5.05%

Common stock outstanding	35,063,199	34,190,740	28,023,701	27,032,464	19,666,469
Class B non-voting non-convertible common stock outstanding	11	609,195	602,783	596,018	590,068

Total common stock outstanding	35,063,210	34,799,935	28,626,484	27,628,482	20,256,537

Minimum number of shares issuable under purchase contracts (1)	2,984,367	3,215,538	4,198,425	5,101,326	—

Total common stock outstanding and shares issuable under purchase contracts	38,047,577	38,015,473	32,824,909	32,729,808	20,256,537

(1) Purchase contracts relating to the tangible equity units

Tangible common equity per common stock	$10.81	$10.53	$11.33	$11.44	$9.93
Book value per common stock	$12.39	$12.17	$12.81	$13.00	$12.11

Tangible equity per common stock and shares issuable under purchase contracts	$9.96	$9.64	$9.88	$9.66	$9.93
Book value per common stock and shares issuable under purchase contracts	$11.41	$11.14	$11.18	$10.98	$12.11

Banc of California, Inc

Non-GAAP Measures, Continued

(Dollars in thousands, except per share data)

(Unaudited)

	Three months ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Return on tangible common equity
Average total stockholders’ equity	$517,335	$487,578	$449,392	$385,098	$329,617
Less average preferred stock	(79,877)	(79,877)	(79,877)	(79,877)	(79,877)
Less average goodwill	(31,591)	(33,129)	(32,209)	(33,020)	(30,923)
Less average other intangible assets	(24,720)	(13,611)	(10,634)	(10,871)	(11,832)

Average tangible common equity	$381,147	$360,961	$326,672	$261,330	$206,985

Net income	$12,574	$10,110	$11,247	$8,099	$749
Less preferred stock dividends	(910)	(910)	(910)	(910)	(910)
Add tax-effected amortization of intangible assets (1)	1,004	849	579	614	610
Add tax-effected impairment on intangible assets (1)	—	31	—	—	—

Net income (loss) available to common stockholders	$12,668	$10,080	$10,916	$7,803	$449

(1) Utilized a 35% effective tax rate

Return on average equity	9.86%	8.23%	9.93%	8.44%	0.92%
Return on average tangible common equity	13.48%	11.08%	13.26%	11.98%	0.88%